SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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MOOG INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MOOG INC., EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MOOG Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, February 5, 2003, at 9:15 a.m., for the following purposes:

1. To elect four directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares, and three of whom will be Class B directors elected by the holders of Class B shares, to serve three year terms expiring in 2006, or until the election and qualification of their successors.

2. To consider and approve the Moog Inc. 2003 Stock Option Plan.

3. To consider and ratify the selection of KPMG LLP, independent certified public accountants, as auditors of the Company for the 2003 fiscal year.

4. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on December 20, 2002 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting. SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

JOHN B. DRENNING, Secretary

Dated:	East Aurora, New York

January 3, 2003

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS OF
MOOG INC.
TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE, BUFFALO, NEW YORK
ON FEBRUARY 5, 2003

      This Proxy Statement is furnished to shareholders of record on December 20, 2002 by the Board of Directors of MOOG Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, February 5, 2003, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about January 3, 2003.

      If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy “FOR” Proposal 1, the election of directors, “FOR” Proposal 2, the Moog Inc. 2003 Stock Option Plan, and “FOR” Proposal 3, the ratification of KPMG LLP as independent auditors for the fiscal year 2003.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

GENERAL

      The Board of Directors has fixed the close of business on December 20, 2002 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 20, 2002, the Company had outstanding and entitled to vote, a total of 13,057,399 shares of Class A common stock (“Class A shares”) and 2,112,446 shares of Class B common stock (“Class B shares.”)

      Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining seven directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

      The Class A director and the Class B directors will be elected by a plurality of the votes cast by the respective class. The other matters submitted to the meeting may be adopted by a majority of the votes cast, a quorum of 6,528,701 Class A shares and 1,056,224 Class B shares being present. The record holders of 9% Cumulative Convertible Exchangeable Preferred Shares, Series B, $1.00 par value (“Series B Preferred Stock”) are not entitled to vote on the scheduled matters upon which action is to be taken at the meeting.

      In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the 2003 Stock Option Plan or with the ratification of the selection of KPMG LLP as auditors of the Company for the 2003 fiscal year. However, abstentions and broker non-votes will have the effect of a negative vote on the 2003 Stock Option Plan, which requires a majority of Class A and Class B shares voting as one class. Votes withheld, including broker non-votes, in connection with the election of one or more nominees for director will not be counted and will have no effect.

CERTAIN BENEFICIAL OWNERS

Security Ownership

      The only persons known by the Company to own beneficially more than five percent of the outstanding shares of either class of the voting common stock of the Company are set forth below.

	Class A		Class B
	Common Stock(1)		Common Stock(1)(2)

	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class	Ownership	of Class

Moog Inc. Savings and Stock Ownership Plan Trust(3)	688,928	5.3	697,774	33.0
c/o Moog Inc. Jamison Rd East Aurora, NY 14052
Moog Inc. Retirement Plan Trust(4)	66,232	.5	444,904	21.1
c/o Moog Inc. Jamison Rd East Aurora, NY 14052
Moog Family Agreement as to Voting(5)	165,098	1.3	365,813	17.3
c/o Moog Inc. Jamison Rd East Aurora, NY 14052
All directors and officers as a group	440,000	3.4	133,412	6.3
(See “Election of Directors,” particularly footnotes 8 and 15 to the table on pages 4 and 5)
Alliance Capital Management LP	744,229	5.7	–0–	–0–
1345 Avenue of the Americas New York, NY 10153

(1)	See the table on pages 4 and 5 containing information concerning the shareholdings of directors and officers of the Company.

(2)	Class B shares are convertible into Class A shares on a share-for-share basis.

(3)	These shares are allocated to individual participants under the Plan and are voted by the Trustee, HSBC Bank USA, Buffalo, New York, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received are voted by the Trustee as directed by the Plan’s Investment Committee. As of September 28, 2002, 6,480 of the allocated Class A shares and 23,581 of the allocated Class B shares were allocated to accounts of officers and are included in the share totals in the table on pages 3 and 4 for all directors and officers as a group.

(4)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(5)	Does not include options to acquire 54,000 Class A shares. See “Moog Family Agreement as to Voting” for an explanation as to how the shares shown in the table as beneficially owned are voted.

Moog Family Agreement as to Voting

      The Moog Family Agreement as to Voting is an agreement among the following relatives of the late Jane B. Moog: her children, Constance Kent Moog Silliman, Nancy Moog Aubrecht, Douglas B. Moog and Susan M. Mitchell; her adult grandchildren; her son-in-law, Richard A. Aubrecht; her daughter-in-law, Jeanne M. Moog; and Albert K. Hill, former legal counsel to the Company. The agreement relates to 165,098 Class A shares and 365,813 Class B shares, exclusive of currently exercisable options, owned of record or beneficially by the parties to the agreement other than Mr. Hill. Mr. Hill’s shares are not covered by the agreement.

      Each of the named parties granted an irrevocable proxy covering that person’s shares of stock subject to the agreement to certain parties to the agreement who are required to take any action and cause all shares subject to the agreement to be voted as may be determined by the vote of any four of: Richard A. Aubrecht, Constance Kent Moog Silliman, Jeanne M. Moog, Douglas B. Moog, Susan M. Mitchell and Albert K. Hill.

      The agreement contains restrictions on the ability of any party to remove all or any shares of stock from the provisions of the agreement and further provides for each of the parties who have the right to vote in certain instances to have successors named by them. In addition, the transfer in any manner of any shares of the Company is subject to the agreement.

      The agreement, by its terms, continues in force until December 31, 2015, and is automatically renewed from year to year after that date unless any party to the agreement gives notice to the other parties of his election to terminate the agreement at least 90 days before December 31 of that year. The agreement also terminates upon the occurrence of certain events.

PROPOSAL 1 — ELECTION OF DIRECTORS

      One of the three classes of the Board of Directors of the Company is elected annually to serve three-year terms. Four directors are to be elected at the meeting, of which one is to be a Class A director and three of which are to be Class B directors. The Class B directors whose terms of office expire at the meeting are to be elected by the holders of the outstanding Class B shares. The nominees will be elected to hold office until 2006 and the election and qualification of their successors. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named below, and Class B shares for the election of the Class B nominees named below, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees and Directors

      Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2003 Annual Meeting of Shareholders, including their beneficial ownership of equity securities, is set forth below. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or options which become exercisable within 60 days of the date of this Proxy Statement.

      All of the nominees except for Mr. Lipke have previously served as directors and have been elected as directors at prior Annual Meetings of Shareholders.

									Series B
									Preferred
			Shares of Common Stock						Stock(1)

		First			Percent			Percent		Percent
		Elected			of			of		of
Nominees for Class B Director	Age	Director	Class A		Class	Class B		Class	Shares	Class
Term Expiring in 2006
Richard A. Aubrecht(2)(3)	58	1980	65,132		*	38,187		1.8	17,222	20.6
John D. Hendrick(4)	64	1994	3,750		*	1,500		*	–0–	–0–
Brian J. Lipke(5)	51	—	—			—			–0–	–0–
Nominee for Class A Director Term Expiring in 2006
James L. Gray(6)	67	1999	6,300		*	–0–		*	–0–	–0–
Class B Directors Continuing in Office Term Expiring in 2004
Kraig H. Kayser(7)(8)	42	1998	3,900		*	–0–		–0–	–0–	–0–
Robert H. Maskrey(9)	61	1998	55,185		*	30,524		1.4	13,111	15.7
Albert F. Myers(10)	56	1997	3,750		*	–0–		–0–	–0–	–0–
Term Expiring in 2005
Joe C. Green(11)	61	1986	33,978		*	4,208		*	11,111	13.3
Class A Directors Continuing in Office Term Expiring in 2004
Robert R. Banta(12)	60	1991	15,579		*	4,700		*	11,111	13.3
Term Expiring in 2005
Robert T. Brady(13)(14)	62	1984	95,291		*	44,687		2.1	11,111	13.3
All directors, the director elect and officers as a group (seventeen persons)			440,000	(15)	3.3	133,412	(15)	6.3	83,771	100.0

*	Does not exceed one percent of the class.

(1)	Each share of Series B Preferred Stock, which has one vote per share on matters as to which the Class is entitled to vote, is convertible into .128775 Class A share. Under an agreement dated October 15, 1988, as amended, the holders of the Series B Preferred Stock appointed as proxies Executive Vice Presidents and Directors Joe C. Green and Robert H. Maskrey, who will vote all shares of such stock as determined by a majority of such shares.

(2)	Dr. Aubrecht began his career with the Company in 1969. He worked in various engineering capacities, including three years at the Company’s German subsidiary. After three years with American Hospital Supply, Dr. Aubrecht rejoined the Company in 1979 as Administrative Vice President and Secretary. In 1988, he became Chairman of the Board, and in 1996 was elected Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees.

(3)	Dr. Aubrecht’s wife is the beneficial owner of 26,377 Class A shares and 59,487 Class B shares, which are not included.

(4)	Mr. Hendrick is the retired Chairman of Okuma America Inc. located in Charlotte, North Carolina. Prior to joining Okuma, Mr. Hendrick served in the capacity of Vice President for both American Tool and Mitsui Tool Machine. From 1972 to 1978, Mr. Hendrick was employed at Moog Inc., ultimately as Sales and Marketing Manager for the Company’s Industrial products. He holds degrees from the University of Pittsburgh and Carnegie Mellon University.

(5)	Mr. Lipke is the Chairman of the Board and Chief Executive Officer of Gibraltar Steel Corporation. Mr. Lipke began his career with Gibraltar in 1972, holding various positions in production, purchasing and divisional management. In 1987, Mr. Lipke became Chief Executive Officer, and served as President until 1999. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron.

(6)	Mr. Gray was Chairman and Chief Executive Officer of PrimeStar Partners, LP from 1995 until he retired in 1998. Prior to joining PrimeStar Partners, LP, Mr. Gray was Vice Chairman of Time Warner Cable. He received his B.S. in Business Administration from Kent State University and his MBA from the State University of New York at Buffalo.

(7)	Mr. Kayser has been President and Chief Executive Officer of Seneca Foods Corporation since 1993. Prior to joining Seneca Foods Corporation in 1991, Mr. Kayser was a Vice President of J.P. Morgan Investment Management. He received his B.A. from Hamilton College and MBA from Cornell University.

(8)	Does not include 65,550 Class A shares and 30,450 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries. Also not included are 83,850 Class B shares owned by Seneca Foods Corporation, of which Mr. Kayser is President and Chief Executive Officer, a director and a major shareholder, and 24,550 Class A shares owned by the Seneca Foods Foundation, of which Mr. Kayser is a director (see “Certain Beneficial Owners”).

(9)	Mr. Maskrey has been with the Company since 1964. He served in a variety of engineering capacities through 1976. From 1976 until 1981, Mr. Maskrey was Chief Engineer for the Electronics & Systems Division. In 1981, Mr. Maskrey joined the Aircraft Controls Division, of which he became General Manager and concurrently a Vice President of the Company in 1985. In 1999, he was elected an Executive Vice President and Chief Operating Officer. Mr. Maskrey received his B.S. and M.S. in Mechanical Engineering from M.I.T.

(10)	Mr. Myers is Corporate Vice President and Treasurer of Northrop Grumman Corporation. Formerly Chief of the Controls Branch at NASA’s Dryden Flight Research Center, Mr. Myers joined Northrop in 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from the University of Idaho. In addition, he completed a Sloan Fellowship at M.I.T. where he received an M.S. in Industrial Management.

(11)	Mr. Green began his career at the Company in 1966. In 1973, Mr. Green was named Vice President — Human Resources, and elected Chief Administrative Officer in 1988. Before joining the Company, Mr. Green worked for General Motors Institute and served as a Captain in the U.S. Army. Mr. Green received his B.S. from Alfred University in 1962 and completed graduate study in Industrial Psychology at Heidelberg University in Germany.

(12)	Mr. Banta has been with the Company since 1983 when he was appointed Vice President — Finance. He became Executive Vice President and Chief Financial Officer in 1988 and was named a Director in 1991. Prior to joining the Company, Mr. Banta was Executive Vice President of Corporate Banking for M&T Bank. Mr. Banta received his B.S. from Rutgers University and holds an MBA from the Wharton School of Finance and Commerce at the University of Pennsylvania.

(13)	Mr. Brady has worked at the Company since 1966 in positions that have encompassed finance, production and operations management. In 1976, Mr. Brady was named Vice President and General Manager of the Aerospace Group. He was elected a director in 1984, and became President and CEO in 1988. In 1996, he was elected Chairman of the Board. Prior to joining Moog, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. from M.I.T. in 1962 and received his MBA from Harvard Business School in 1966.

(14)	Mr. Brady’s wife owns 300 Class A shares and is custodian of 1,500 Class A shares for their children, neither of which are included.

(15)	Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described beginning on page 3. Includes 198,865 Class A shares subject to currently exercisable options or options which become exercisable within 60 days. Officers and directors of the Company have entered into an agreement among themselves and with the Company’s Savings and Stock Ownership Plan (the “SSOP”), the Employees’ Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the remaining officers and directors, the SSOP, the Employees’ Retirement Plan and the Company have an option to purchase the shares being sold.

Section 16 Beneficial Ownership Reporting Compliance

      Except as noted, during the fiscal year ended September 28, 2002, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports regarding their beneficial ownership of Company securities. The exceptions were Mr. Maskrey reporting a share transfer forty days late, while two other officers, Mr. Huckvale and Mr. Hubbell, reported sale transactions five and forty-six days late, respectively.

Other Directorships

      Current Directors of the Company, and Mr. Lipke who is up for election as a Director, are presently serving on the following boards of directors of other publicly traded companies:

Name of Director	Company

Robert T. Brady	M & T Bank Corporation; Seneca Foods Corporation; Astronics Corporation; National Fuel Gas Company
Kraig H. Kayser	Seneca Foods Corporation
Brian J. Lipke	Gibraltar Steel Corporation, Merchants Mutual Insurance Company

Board of Directors and Committee Meetings

      From September 29, 2001 to September 28, 2002, the Board of Directors held four meetings. Following are the standing committees of the Board of Directors and the number of meetings they each held during the last fiscal year:

	Number of
Committees	Meetings	Members

Audit	4	Messrs. Kayser, Hendrick, Gray and Myers
Executive	0	Messrs. Aubrecht, Banta, Brady, Green, and Maskrey
Executive Compensation	1	Messrs. Hendrick, Gray, Myers and Kayser
Stock Option	2	Messrs. Myers, Hendrick, Gray and Kayser
Nominating	0	Messrs. Hendrick, Gray, Kayser and Myers

      Every member of the Board of Directors attended at least 75% of meetings of the Board of Directors and of all committees on which he served.

      The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Compensation Committee determines the compensation of corporate officers and oversees the compensation of top management of the Company. The Stock Option Committee is responsible for the administration of the stock option plans of the Company and recommends to the Board of Directors proposed recipients of stock options. The Audit Committee recommends the engaging and discharging of the independent auditors, acts as liaison between the independent auditors and the Board of Directors, and oversees the Company’s internal accounting controls. The Nominating Committee evaluates and recommends candidates for the Board of Directors.

NOMINATING COMMITTEE REPORT

      The Nominating Committee has responsibility for evaluating and selecting candidates for the Board of Directors. The Nominating Committee is composed solely of independent, non-employee Directors of the Company. Messrs. Hendrick, Gray, Kayser and Myers serve on the Nominating Committee.

      The Nominating Committee met on November 26, 2002, at which meeting the Nominating Committee selected Brian J. Lipke as a candidate for the Board of Directors. Mr. Lipke is standing for election at the

February 5, 2003 shareholders meeting. For information on Mr. Lipke, please refer to the Nominees and Directors section of this Proposal 1 on pages 4 and 5.

John D. Hendrick	Kraig H. Kayser
James L. Gray	Albert F. Myers

COMPENSATION OF DIRECTORS

      Non-employee directors are paid $5,000 per quarter and reimbursed for expenses incurred in attending Board and committee meetings. They received aggregate remuneration of $92,000 for the fiscal year ended September 28, 2002.

      The Company’s 1998 Stock Option Plan provides that options to purchase Class A shares may be granted to non-employee directors of the Company. During fiscal year 2002, Messrs. Hendrick, Kayser, Gray and Myers each were granted options to purchase 750 Class A shares at an exercise price per share equal to the fair market value of a Class A share on the date of grant. In addition, in association with a change in the Company’s Deferred Compensation Plan for Officers and Directors Messrs. Gray, Hendrick, Myers and Kayser were granted options to purchase 2,488, 9,027, 5,076 and 4,303 shares, respectively, at $34.29. The options were granted for a period of ten years and become exercisable on the first anniversary of the grant.

      The Board of Directors recommends a vote “For” the nominees for Class B director and “For” the nominee for Class A director.

COMPENSATION COMMITTEE REPORT

      The Executive Compensation Committee (the “Compensation Committee”) determines the compensation of corporate officers and oversees the administration of executive compensation programs. The Compensation Committee is composed solely of independent, non-employee directors of the Company. Messrs. Gray, Hendrick, Myers and Kayser served on the Compensation Committee during the past fiscal year. The Compensation Committee is responsible for all elements of executive compensation including base salary, management profit sharing and other benefit programs for key executives.

      The goals of the Company’s executive compensation program are to:

1. Pay competitively to attract, retain and motivate superior executives who must operate in a highly competitive and technologically specialized environment, and

2. Relate total compensation for each executive to overall Company performance as well as individual performance, and

3. Align executives’ performances and financial interests with shareholder value.

      It is the Company’s policy to consider the deductibility of executive compensation under applicable income tax rules, as one of many factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Presently, and for the foreseeable future, Section 162(m) of the Internal Revenue Code, relating to the nondeductibility of individual annual executive compensation payments in excess of $1 million, will not cause any compensation to be paid by the Company to be nondeductible.

Salaries

      Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be above average and competitive in relation to salaries paid for similar positions in comparable companies. On an annual basis, the Compensation Committee reviews management recommendations for executives’ salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are made based on position accountabilities, experience, sustained individual performance, overall Company performance, and peer comparisons inside and outside the Company, with each factor being weighed reasonably in relation to other factors.

Management Profit Sharing

      Under the Management Profit Sharing Plan, which is a part of an overall Employee Profit Sharing Plan approved by the Board of Directors, an individual executive’s annual profit share is determined by multiplying the base salary by the product of the Company’s percent improvement in earnings per share and a multiple which varies with the executive’s accountabilities. The Company uses percent improvement in earnings per share as the performance parameter because it is a principal financial performance measurement used by share investors and the general financial community.

      The plan is intended to motivate executives toward the achievement of goals which are directly aligned with shareholder interests. Officers of the Company participate in this plan with all other key executives. There have been fiscal years when management has temporarily suspended the entire profit share plan or paid only a portion of the plan. A management profit share was paid to executives for fiscal year 2002. Such profit share was payable to executive officers on January 2, 2003, the date the Compensation Committee established for payment.

Stock Options

      Stock option plans are used to relate the long-term financial interests of executives with those of shareholders.

      The Company had an Incentive Stock Option Plan which expired on December 31, 1992. All options granted under this plan have been exercised or expired. All stock options granted under this plan were priced at the fair market value of the underlying stock as of the date of the grant.

      The shareholders of the Company, on February 11, 1998, approved a new Stock Option Plan providing for the grant of options which may be “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or a combination of both, as determined by the Stock Option Committee. The Stock Option Plan, which will terminate on December 31, 2007, covers a total of 900,000 shares of the Company’s Class A common stock, $1.00 par value, reserved for the grant of options to directors, officers, and other key employees. The Stock Option Plan provides that the option price shall be at least equal to the fair market value of the Company’s Class A common stock at the time of the grant. The Plan is administered by a committee appointed by the Board of Directors comprised of at least four directors, each of whom is a “Disinterested Board Member.”

      During fiscal year 2002, Messrs. Brady, Green, Maskrey, Banta and Aubrecht received options for 12,000, 9,000, 19,494, 9,000 and 9,000 shares, respectively, and all executive officers and directors as a group received options for a total of 149,888 shares. Of the options granted, options for 96,000 shares have an exercise price of $19.85, and options for 53,888 shares have an exercise price of $34.29, and are exercisable not less than one year and ending not more than ten years after the date upon which they were granted. See page 11 for table of Option Grants in Last Fiscal Year.

      See page 14 regarding Proposal 2 for the Moog 2003 Stock Option Plan.

Other Compensation Plans

      In order that the total aggregated compensation package provided officers meets the Company’s goals, officers are provided certain additional benefit plans as discussed on pages 12 through 14. These plans are comparable to those provided to executives in companies surveyed by the Company’s professional compensation consultants.

Compensation of the Chief Executive Officer

      The Compensation Committee determines the Chief Executive Officer’s salary and other compensation elements based on performance. The salary is established within a salary range recommended by an independent compensation consulting firm.

      The Company continues to closely manage its business plans in response to changing demands in a more competitive global marketplace. The Company also continues to evaluate strategic acquisitions to strengthen its market position. Management has continued to improve overall financial performance. The fiscal year 2002 results again improved over the prior year.

      Mr. Brady has been Chief Executive Officer since 1988, and Chairman since 1996. His dedicated leadership continues to be a vital guiding force for the Company in meeting the challenges of today’s diverse global business environment and uncertain economic landscape. His efforts not only have resulted in improved Company performance during fiscal 2002, but positions the Company for continued success in the future.

      The Compensation Committee believes that its actions have been an effective implementation of the Company’s overall compensation policies.

John D. Hendrick James L. Gray	Kraig H. Kayser Albert F. Myers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Hendrick, Gray, Myers and Kayser served on the Compensation Committee during the past fiscal year. Mr. Kayser is also President and Chief Executive Officer, a director and a major shareholder of Seneca Foods Corporation (“Seneca”). Mr. Brady, the Company’s Chairman, President and Chief Executive Officer, is a director of Seneca.

AUDIT COMMITTEE REPORT

      The Audit Committee consists of Messrs. Kayser, Hendrick, Gray and Myers, each of whom is “independent” in accordance with the standards imposed by the New York Stock Exchange. The Audit Committee, which meets on a quarterly basis, oversees and monitors the functioning of management and the independent auditors in the Company’s financial reporting process.

      In connection with the September 28, 2002 financial statements, the Audit Committee met on November 8, 2002. In this meeting the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and (3) received and discussed with the auditors the matters required by Independence Standards Board Standard No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

Kraig H. Kayser John D. Hendrick	James L. Gray Albert F. Myers

STOCK OPTION COMMITTEE REPORT

      The Stock Option Committee consists of Messrs. Myers, Hendrick, Gray and Kayser. The Stock Option Committee is composed of independent, non-employee directors of the Company.

      On November 26, 2002, the Stock Option Committee approved the Moog Inc. 2003 Stock Option Plan for submission to shareholders. Information regarding the Moog Inc. 2003 Stock Option Plan can be found as Proposal 2 on page 14 and the attached Exhibit A.

Albert F. Myers Kraig H. Kayser	James L. Gray John D. Hendrick

STOCK PRICE PERFORMANCE GRAPH

1997 – 2002

      The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with that of the NYSE Composite Index, a major index of the New York Stock Exchange and the S&P Aerospace/ Defense Index, an industry index published by Standard and Poor’s Corporation. The comparison for each of the periods assumes that $100 was invested on September 30, 1997 in each of the Company’s Class A Common Stock, the stocks included in the NYSE Composite Index and the S&P Aerospace/ Defense Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

	Cumulative Total Return

	9/97	9/98	9/99	9/00	9/01	9/02

MOOG INC.	100	73	72	75	85	110
NYSE COMPOSITE	100	101	119	133	109	90
S&P AEROSPACE/ DEFENSE	100	81	98	98	79	87

SUMMARY COMPENSATION TABLE

      The following tabulation shows information concerning the compensation for services in all capacities to the Company for the fiscal years ended September 28, 2002, September 29, 2001 and September 30, 2000 of the Chief Executive Officer and the other four most highly compensated executive officers at September 28, 2002 (the “Named Executives”).

	Annual Compensation				Securities
					Underlying	All Other
		Salary	Bonus	Other	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)(1)	($)(2)

Robert T. Brady	2002	564,246	97,291	23,807	12,000	7,892
Chairman of the Board,	2001	522,000	76,689	13,081	12,000	7,892
President, Chief Executive Officer	2000	501,000	0	11,672	12,000	7,055
Robert H. Maskrey	2002	393,498	68,577	10,358	19,494	6,835
Executive Vice President,	2001	350,750	51,609	10,687	9,000	4,437
Chief Operating Officer	2000	335,000	0	10,365	9,000	5,685
Joe C. Green	2002	335,000	56,568	5,468	9,000	5,198
Executive Vice President,	2001	335,000	48,565	5,468	9,000	3,387
Chief Administrative Officer	2000	335,000	0	3,304	9,000	30,417
Robert R. Banta	2002	336,997	57,598	9,880	9,000	3,284
Executive Vice President,	2001	320,750	47,115	10,190	9,000	3,078
Chief Financial Officer	2000	308,000	0	3,304	9,000	4,223
Richard A. Aubrecht	2002	291,505	49,830	6,985	9,000	5,729
Vice Chairman of the Board,	2001	277,250	40,737	6,992	9,000	5,290
Vice President	2000	266,000	0	4,357	9,000	6,251

(1)	Securities underlying options have been adjusted to reflect the stock dividend effected in the form of a 3-for-2 stock split on September 21, 2001.

(2)	Amounts shown for 2002 include $0, $1,318, $0, $0 and $2,857 representing Company matching contributions to the Company’s Savings and Stock Ownership Plan, $0 for all related to payments in lieu of vacation and $7,892, $5,516, $5,199, $3,284 and $2,871 representing premiums on group life insurance, paid by the Company on behalf of Messrs. Brady, Maskrey, Green, Banta and Aubrecht, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

      Shown below is information as to grants of stock options made during the fiscal year ended September 28, 2002 to the Named Executives.

					Potential Realizable Value
	Individual Grants				At Assumed Annual Rates
					Of Stock Price Appreciation
	Number of	% of Total			For Option Term($)(2)
	Securities	Options
	Underlying	Granted to	Exercise		Assumed	Assumed
	Options	Employees in	Price Per	Expiration	Appreciation	Appreciation
Name	Granted(1)	Fiscal Year	Share($)	Date	of 5%	of 10%

Robert T. Brady	12,000	8.0%	19.85	11/28/11	149,760	379,680
Robert H. Maskrey	9,000	6.0%	19.85	11/28/11	112,320	284,760
	10,494	7.0%	34.29	5/17/12	226,251	573,497
Joe C. Green	9,000	6.0%	19.85	11/28/11	112,320	284,760
Robert R. Banta	9,000	6.0%	19.85	11/28/11	112,320	284,760
Richard A. Aubrecht	9,000	6.0%	19.85	11/28/11	112,320	284,760

(1)	Only Class A stock options were granted in fiscal 2002. These options become exercisable in annual installments as follows: (a) Mr. Brady — 4,881 shares on November 28, 2008; 5,037 shares on November 28, 2009; 2,082 shares on November 28, 2010; (b) Mr. Maskrey — 1,419 on November 28, 2005; 5,037 on November 28, 2006; 1,443 on May 17, 2007; 2,544 on November 28, 2007; 2,916 on each of May 17, 2008, May 17, 2009 and May 17, 2010 and 303 on May 17, 2011; (c) Messrs. Green, Banta and Aubrecht — 1,419 shares on November 28, 2005; 5,037 shares on November 28, 2006 and 2,544 shares on November 28, 2007.

(2)	Potential realizable values are based on the assumed annual growth rates for the ten-year option term. A 5% annual growth rate for the options granted on November 28, 2001 would result in a stock price of $32.33 at the November 28, 2011 expiration date and a 10% annual growth rate would result in a stock price of $51.49 at the November 28, 2011 expiration date. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company’s future performance and prospects.

AGGREGATED OPTION EXERCISES IN LAST

FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      Shown below is information concerning exercises of options by the Named Executives during fiscal year 2002 and the number and value of their unexercised options at fiscal year-end. This information includes options granted under the Company’s Incentive Stock Option Plan which terminated on December 31, 1992, and options granted under the 1998 Stock Option Plan, which was approved by shareholders in February 1998.

					Value of
					Unexercised
					In-the-Money
			Number of Securities		Options
	Shares Acquired		Underlying Unexercised		At Fiscal
	On Exercise		Options at Fiscal Year-End		Year-End($)

		Value	Class A	Class A	Class A
Name	Class A	Realized($)	Exercisable	Unexercisable	Exercisable

Robert T. Brady	10,500	169,050	22,437	46,563	323,858
Robert H. Maskrey	15,750	370,725	13,940	41,554	108,717
Joe C. Green	7,500	120,750	13,940	31,060	108,717
Robert R. Banta	0	0	9,740	31,060	67,377
Richard A. Aubrecht	7,500	120,750	22,190	31,060	319,175

EQUITY COMPENSATION PLAN INFORMATION

      The Company maintains the 1998 Stock Option Plan pursuant to which options to purchase shares of Class A common stock are outstanding and may be granted in the future. In addition, 30,000 options to purchase shares of Class A common stock are outstanding at September 28, 2002 under the Company’s 1983 Incentive Stock Plan, which terminated effective December 31, 1992.

      The table below does not provide information regarding the company’s 2003 Stock Option Plan. See page 14 for this information.

Number of Securities
Remaining Available
	Number of Securities		for Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column(a)

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	607,688	$20.08	246,112
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	607,688	$20.08	246,112

EMPLOYEES’ RETIREMENT PLAN

      Under the Company’s Employees’ Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”). The Employees’ Retirement Plan is administered by a Retirement Plan Committee and covers all employees with one year of service and a minimum of 1,000 hours of employment.

      Benefits payable under the Plan are determined on the basis of compensation and credited years of service. It is a career average plan. Effective January 1, 1998, Plan compensation for prior service as of October 1, 1990, is the base annual rate of pay, plus overtime pay and shift differential compensation for calendar year 1989, or the base annual rate of pay as of January 1, 1988, if higher.

      Future service compensation is the basic annual rate of pay for the preceding plan year plus overtime and shift differential compensation, limited to $200,000 (as indexed) through September 30, 1994, and $150,000 (as indexed) thereafter.

      The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of the excess, multiplied by prior service, but not less than the accrued benefit as of September 30, 1990, determined under the prior Plan.

      The future service benefit for each year of credited service is 1.15% of the first $20,000 of future service compensation for such year, plus 1.75% of the excess. Any participant with five years or more of service receives a minimum pension of $2,400 per year, reduced pro rata for credited service of less than 15 years.

SUPPLEMENTAL RETIREMENT PLAN

      The Company also has a Supplemental Retirement Plan applicable to eligible officers of the Company with at least 10 years of continuous service upon retirement at age 65 or older.

      The Supplemental Retirement Plan provides benefits for an eligible officer at age 65 with 25 years of service equal to 65% of the average of the highest consecutive three year base salary plus the highest annual profit share within three years of such officer prior to retirement, less any benefits payable under the Employees’ Retirement Plan, and also less one-half the primary Social Security benefit of such officer at age 65. An officer 60 or more years of age, whose combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits. A reduced benefit is available for officers 65 years of age with between 10 and 25 years of service.

      A participant’s benefits are vested in the event of an involuntary termination of employment other than for cause, as defined in the Supplemental Retirement Plan. For purposes of the Supplemental Retirement Plan, a change in duties, responsibilities, status, pay or perquisites which follows a change of control of the Company, as defined therein, is deemed an involuntary termination.

      The projected annual benefits, based on the last three years compensation, payable at normal age 65 retirement for each of the Named Executives under the Employees’ Retirement Plan and the Supplemental Retirement Plan including one-half of the estimated primary Social Security benefit are:

Projected Annual
Benefit
Payable At Normal
Name	Retirement Age

Robert T. Brady	$392,181
Robert H. Maskrey	263,809
Joe C. Green	249,317
Robert R. Banta	233,540
Richard A. Aubrecht	208,316

EMPLOYMENT TERMINATION BENEFITS AGREEMENTS

      Certain executive officers of the Company, including those named in the Summary Compensation Table, have entered into Employment Termination Benefits Agreements (the “Termination Agreements”) with the Company.

      The Termination Agreements provide that upon death, disability or retirement, the executive will receive those benefits provided to him by the Company under all its benefit plans. Where employment is terminated for cause, as defined in the Termination Agreements, the executive is entitled to the cash equivalent of any unutilized vacation, but is not entitled to participate in any profit share award or incentive compensation payable after the date of termination. In such circumstances, the right to exercise any stock options is also terminated. Upon a voluntary termination, the executive receives employment benefits up to the date of termination, as well as the cash value of any unutilized vacation benefits and stock options may be exercised. In the event of a voluntary termination, the executive is not entitled to receive any profit share award or incentive compensation payable after termination.

      Upon an involuntary termination other than for cause, the executive is immediately vested under the Supplemental Retirement Plan and is entitled to receive for one year, certain perquisites and insurance benefits. The executive also receives amounts otherwise payable under the Management Profit Sharing Plan. Stock options may be exercised, or if not then exercisable, the executive is entitled to cash in an amount equal to the difference between the then current market value of the Company Common Stock underlying the option and the option’s exercise price. The executive is entitled to the cash value of unutilized vacation benefits, as well as to the continuation of base compensation plus profit share and any bonus for between 12 and 36 months, based on years of service. Where involuntary termination occurs by reason of a change of control of the Company, as defined in the Termination Agreements, the executive receives the benefits otherwise provided for an involuntary termination, with accelerated vesting of compensation continuation.

      During the term of the Termination Agreements, and in the event of involuntary termination upon a change of control, until the last payment to the executive is made under the Termination Agreements, the executive may not compete with the Company.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

      On October 25, 2002, the Company renewed an officers and directors indemnification insurance policy written by The Chubb Group. The renewal was for a one-year period at an annual premium of $159,000. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

PROPOSAL 2 — APPROVAL OF MOOG INC. 2003 STOCK OPTION PLAN

      The Board of Directors has approved the adoption of a new stock option plan, the Moog Inc. 2003 Stock Option Plan (the “2003 Plan” or the “Plan”) for 600,000 Class A shares, subject to approval by the shareholders at this Annual Meeting. The affirmative vote of a majority of the votes cast with respect to this proposal by the holders of Class A shares and Class B shares entitled to vote is required for the adoption of this proposal.

      The Board of Directors believes that it is in the Company’s best interest to adopt the 2003 Plan, since shares available under the predecessor 1998 Stock Option Plan are nearly exhausted. Shareholders are being requested at the Annual Meeting to consider and approve the adoption of the 2003 Plan by the Company. For the full text of the 2003 Plan, see Exhibit A to this Proxy Statement.

Type of Awards

      The Plan would provide for grants of incentive stock options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options. Under the Plan, incentive stock options and non-qualified stock options would be available for grant to officers and key personnel of the Company. Non-qualified stock options would also be available for grant to non-employee directors under the Plan.

Purpose

      The purpose of the 2003 Plan is to further the Company’s growth and development by providing to non-employee directors and officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company’s welfare and continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

Administration

      The 2003 Plan will generally be administered by the Stock Option Committee (the “Committee”) or such other committee designated and authorized by the Board of Directors (the “Board”) to administer the Plan. The Committee shall consist of not less than two members of the Board, each of whom is a “Disinterested Board Member” (as defined in the Plan). The Committee will have the sole authority and discretion to select employees to participate in the Plan, to grant options, to specify the terms and conditions of such options (within the limitations of the Plan), to do all things necessary and proper for the administration of the Plan, and otherwise to interpret and construe the terms and provisions of the Plan and any agreements governing options granted thereunder. The Board must approve any grant of non-qualified stock options to a non-employee director and such non-employee director must abstain from voting on such grant. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2003 Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect. The Committee’s determinations shall be conclusive.

Participation and Limitations

      Options may be granted under the 2003 Plan only to non-employee directors, full-time salaried officers and key employees of the Company and its subsidiaries. Incentive stock options may not be granted under the Plan to any person who, at the time of the grant, is the beneficial owner of more than 10% of the combined voting power of all classes of voting securities then outstanding of the Company (a “10% Beneficial Owner”) unless such incentive stock options are granted at a price equal to at least 110% of the fair market value of the Class A shares at the date of grant. In addition, incentive stock options held by 10% Beneficial Owners may not be exercisable for more than five years from the date of grant. The aggregate fair market value of Class A shares (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year shall not exceed $100,000. In addition, the maximum number of Class A shares with respect to which any optionee may be granted options during any calendar year shall not exceed 30,000 Class A shares.

Shares Available for Grant

      The 2003 Plan authorizes the Committee to grant awards up to November 26, 2012. Subject to equitable adjustment, 600,000 Class A shares have been reserved by the Board of Directors for issuance upon exercise of options granted under the 2003 Plan.

      The shares sold under the 2003 Plan may either be authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board of Directors determines to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for such purpose. In the event that any options granted under the Plan terminate or expire for any reason without having been exercised in full, the shares not purchased under those options shall be available again for purposes of the Plan.

Terms and Conditions of Options

      Nothing contained in the 2003 Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of an option thereunder. The granting of an option pursuant to the Plan and the acquisition of any rights as an option holder shall take place only when the Committee (or the Board in the case of an option granted to a non-employee director) authorizes the issuance of an option, and a formal written and executed option agreement is delivered to the holder of the option.

      An option shall be deemed to have been granted on the date fixed in the resolution of the Committee (or the Board in the case of an option granted to a non-employee director) authorizing the granting of such option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the option is executed and delivered within thirty days therefrom, otherwise the option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

Purchase Price and Payment

      The purchase price of each Class A share under each option granted to an officer or key employee will be determined by the Committee but may not be less than the fair market value of a Class A share (110% in the case of an incentive stock option granted to a 10% Beneficial Owner) on the date the option is granted, as determined in good faith by the Committee. The purchase price of each Class A share under each option granted to a non-employee director will be determined by the Board but may not be less than the fair market value of a Class A share on the date the option is granted, as determined in good faith by the Board, and the non-employee director shall abstain from voting on such determination. Such payment may be rendered in or by duly endorsed certificates representing the option holder’s ownership of other shares of the Company’s Common Stock.

     Exercise of an Option

      As specified by the 2003 Plan, no option granted under the Plan may be exercised after ten years from the date of its grant. Each option granted shall be exercisable only during such period as the Committee (or the Board in the case of an option granted to a non-employee director) may determine, provided the period ends not more than ten years after the date upon which the option is granted, except as discussed below with respect to a change in control, termination of employment or termination of directorship of non-employee directors. Within such limits each option shall provide, as determined by the Committee (or the Board in the case of an option granted to a non-employee director), the time or times at which and the number of Class A shares for which it may be exercised. Unless otherwise provided in the Committee’s (or the Board’s) action, each option shall be exercisable in whole or in part (in blocks of 25 shares or any multiple thereof) at any time during the term of the option.

      Options granted under the Plan may be exercised by the delivery of written notice signed by the option holder to the Company at its principal executive offices stating the option holder’s election to exercise the option and specifying the number of Class A shares with respect to which the option holder is exercising the option. Such notice must be accompanied by payment in full of the exercise price for the shares, in cash or shares of Company Common Stock.

      An option holder will have no rights with respect to the shares underlying an option granted under the Plan until such option is exercised in the manner provided by the related option agreement and such shares are actually issued to him.

     Holding Period

      As a condition to the grant of an option, except for options exercised on account of death, disability, termination of employment, termination of service as a director, or a change in control, the option holder will be required to hold the shares of stock received on exercise for a minimum of three years before disposing of the shares. If following the exercise of an option, the shareholder dies, or becomes disabled, terminates employment, or terminates service as a director, or if there is a change in control, the holding period will terminate and the shareholder (or shareholder’s estate) may sell or dispose of the shares. If the option holder pays the purchase price with shares of Company stock, the holding period will not be imposed on the shares acquired on exercise.

     Termination of Employment

      All outstanding, unexpired options granted under the 2003 Plan that are held by persons whose employment with the Company terminates due to death or disability while employed by the Company, or by persons who terminate their employment with the Company for any other reason, shall become exercisable and may be exercised by such persons (or the legal representative of an option holder’s estate) until the earlier of one year from the date of termination of employment or the stated expiration date of the options. Options held by persons whose employment is terminated for cause, as determined in the sole discretion of the Committee, shall expire immediately.

     Termination of Directorship of Non-Employee Director

      An option granted to a non-employee director whose term as a director terminates for any reason while a director of the Company shall become exercisable and may be exercised by such director (or by the legal representative of the director’s estate) until the earlier of one year from the date of such termination or the stated expiration date of the options.

     Change in Control

      In the event of a “Change in Control” (as defined in the 2003 Plan) of the Company, all outstanding, unexpired options shall become exercisable as of the date of the Change in Control.

     Non-Transferability of Options

      An option granted under the 2003 Plan will generally be non-transferable by the optionee (except by will or the laws of descent and distribution), and is exercisable only by the optionee during his lifetime. The Committee (or the Board in the case of options granted to non-employee directors), however, may, in its sole discretion, authorize all or a portion of the non-qualified options granted to an optionee to be granted on terms which permit the transfer by the optionee to certain family members (or trusts or partnerships for the benefit of or owned only by certain family members) provided there is no consideration for the transfer. Subsequent transfers of transferred options are prohibited, except transfers by will or the laws of descent and distribution. Transferred options remain subject to the same terms and conditions as were applicable immediately before transfer, including the three-year holding period originally imposed on the optionee who transferred the options.

     Amendment or Termination

      The 2003 Plan will authorize the Board to adopt amendments without the approval of shareholders whenever the Board deems an amendment advisable. However, the Board may not, without stockholder approval, adopt any amendment which, if not approved by shareholders, would cause the Plan or grants made thereunder not to be exempt under Section 16 of the Securities and Exchange Act of 1934 pursuant to Rule l6b-3. No termination or amendment of the 2003 Plan may, without the consent of the option holder, adversely affect outstanding options.

      The 2003 Plan will terminate on November 26, 2012; however, options granted under the Plan that are outstanding upon the expiration of the Plan will not be terminated or otherwise affected by such expiration.

Federal Tax Aspects

     Incentive Stock Options

      Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. Under certain circumstances, however, an option holder may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. Generally, the gain realized but not recognized upon the exercise of an incentive stock option (equal to the difference between the fair market value of the shares received upon exercise of the incentive stock option and the purchase price paid for such shares) is included in the option holder’s alternative minimum taxable income and, depending upon the option holder’s overall tax situation, he may be required to pay alternative minimum tax on such gain.

      If an option holder does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. An option holder must also own the shares of stock acquired upon exercise of an incentive stock option for more than twelve months for the gain or loss realized on the sale to qualify as long-term capital gain or loss.

      If an option holder disposes of the shares received upon the exercise of an incentive stock option either (1) within one year of the transfer of the shares to him or (2) within two years after the incentive stock option was granted, the option holder will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the incentive stock option was exercised over the purchase price paid for the shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the option holder held the shares. If an option holder is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the option holder’s compensation and the limitation under Section 162(m) of the Code, will be entitled to a deduction for an equivalent amount.

      If an option holder exercises an incentive stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of shares of stock received upon exercise of the incentive stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The remaining shares received will have a basis equal to the cash paid, if any, on the exercise.

     Non-Qualified Stock Options

      A person who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the purchase price of the shares and the fair market value of the shares on the date of exercise. Subject to general rules relating to the reasonableness of the option holder’s compensation and the limitation under Section 162(m) of the Code, the Company is entitled to a corresponding deduction for the same amount.

      If an option holder exercises a non-qualified stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of shares of stock received upon exercise of the non-qualified stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The fair market value of the additional shares received will be includible in the option holder’s income upon exercise and the option holder’s basis in such shares will equal such value.

     Section 162 (m)

      Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and four most highly compensated executive officers other than the chief executive officer) that can be deducted by the corporation for the year. Certain performance-based compensation, the material terms of which are disclosed to the corporation’s stockholders and approved by a majority vote of the stockholders, is exempt from the $1 million limitation. Based on regulations promulgated under Section 162(m), grants of stock options to covered employees under the Plan would appear to qualify for the exemption from the $1 million limitation as performance-based compensation.

New Plan Benefits

      To date, no option grants have been made under the 2003 Plan. It is not determinable at this time what benefits, if any, each of the persons or groups eligible to receive grants under the 2003 Plan will receive under the Plan because awards to key employees under the 2003 Plan are at the discretion of the Committee.

      The exercise or base price of each stock option will be determined by the Committee, but will not be less than the fair market value of each share of stock issued under the 2003 Plan. The closing price of the Class A shares as reported on the New York Stock Exchange on December 20, 2002 was $30.54 per share; and the aggregate market value of the Class A shares available for issuance under the 2003 Plan was $18,324,000.

      The Board of Directors recommends a vote “FOR” the adoption of the 2003 Stock Option Plan.

PROPOSAL 3 — SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, on recommendation of the Audit Committee, has selected KPMG LLP, independent certified public accountants, to continue as independent auditors of the Company for fiscal year 2003. Representatives of KPMG LLP are expected to attend the shareholders meeting, will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

AUDIT FEES

      The following table sets forth the fees expensed by the Company for the year ended September 28, 2002 related to the services of the Company’s independent accountants, KPMG LLP:

Audit Fees	$410,000

Financial Information Systems Design and Implementation Fees	—

All Other Fees	268,000

Total	$678,000

      The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as auditors for fiscal year 2003.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

      To be considered for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company prior to September 5, 2003. With respect to shareholder proposals not submitted for inclusion in the proxy materials for that meeting, if notice of such a proposal is not received prior to November 21, 2003, the proxy for the 2004 Annual Meeting will confer discretionary authority to vote on any such proposal.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

      The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

      Copies of the 2002 Annual Report of the Company, which include the Company’s Annual Report on Form 10-K for fiscal 2002, are being mailed to shareholders, together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

JOHN B. DRENNING, Secretary

Dated:	East Aurora, New York

January 3, 2003

EXHIBIT A

MOOG INC.

2003 STOCK OPTION PLAN

I. PURPOSE

      1.1 General. Moog Inc., a New York corporation (the “Company”), establishes this 2003 Stock Option Plan (the “Plan”) to further the Company’s growth and development by providing to non-employee directors and officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company’s welfare and continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

      1.2 Form of Options. Options granted under the Plan may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, as determined by the Committee (as defined below) at the time of grant.

II. ADMINISTRATION

      2.1 Stock Option Committee. The Plan shall generally be administered by the Stock Option Committee (“Committee”) of the Board of Directors of the Company (“Board”). The Committee shall consist of not less than two members of the Board, each of whom is a “Disinterested Board Member.” For purposes of the Plan, the term “Disinterested Board Member” means a member of the Board who (a) is not a current employee of the Company or any subsidiary of the Company (“Subsidiary”), (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company or a Subsidiary, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a director, and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of Regulation S-K under the Securities Act of 1933, as amended. The term “Disinterested Board Member” shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”). Except as otherwise provided herein, the Committee, to be appointed by the Board, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine the individuals selected to receive options, the times when they shall receive them, the number and class of shares to be subject to each option, whether any option is an incentive stock option or a non-qualified stock option, and the option price. Notwithstanding any other provision of the Plan, non-employee directors may only be granted non-qualified stock options under the Plan, the Board must approve any grant of non-qualified stock options to a non-employee director and such non-employee director must abstain from voting on such grant.

      2.2 Rules and Regulations. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.

      2.3 Defects or Omissions. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and shall be the sole and final judge of such expediency. The Committee’s determination shall be conclusive.

III. STOCK SUBJECT TO THE PLAN

      3.1 Number of Shares. Shares of the Company’s Class A Common Stock, $1.00 par value (“Class A Common Stock”) shall be subject to the Plan. The total number of shares of Class A Common Stock which may be sold pursuant to options granted under the Plan shall not exceed 600,000 shares, as adjusted as provided in Section 3.2. The shares sold under the Plan may either be authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board determines to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for such purpose. In the event that any options granted under the Plan terminate or expire for any reason without having been exercised in full, the shares not purchased under those options shall be available again for the purpose of the Plan.

      3.2 Adjustments. Notwithstanding any provision of the Plan, in the event of any change in any shares of the outstanding Class A Common Stock or Class B Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which options may be granted to any individual and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

IV. PARTICIPATION AND LIMITATIONS

      4.1 Participants. Options may be granted only to non-employee directors, full-time salaried officers and key employees of the Company or any Subsidiary.

      4.2 Annual Limitations. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the shares of Class A Common Stock of the Company with respect to which options are exercisable for the first time by any individual during any calendar year under the Plan (and incentive stock options under all plans of the Company or of any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f)of the Code) exceeds $100,000, such options shall be treated as non-qualified stock options. The maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year shall not exceed 30,000 shares.

      4.3 Voting Power Limitation Applicable to Incentive Stock Options. If an incentive stock option is to be granted to an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as determined under Section 424(d) of the Code), the option price set out in the applicable portion of Section 5.1 hereof shall read “but shall not be less than 110% of its Fair Market Value” and the period of exercise set out in the applicable portion of Section 6.1 hereof shall read “and ending not more than five years after the date on which option is granted.”

V. PURCHASE PRICE AND PAYMENT

      5.1 Determination. The purchase price of a share of Class A Common Stock under each option granted to an officer or key employee shall be determined by the Committee, but shall not be less than 100% of its Fair Market Value at the time of granting of the option, as determined in good faith by the Committee. The purchase price of a share of Class A Common Stock under each option granted to a non-employee director shall be determined by the Board, but shall not be less than 100% of its Fair Market Value at the time of granting of the option, as determined in good faith by the Board, and the non-employee director shall abstain from voting on such determination.

      5.2 Payment. Upon exercise of the option the purchase price of the shares being purchased shall be paid in full with cash or with stock of the Company.

      5.3 Use of Proceeds. The proceeds from the issuance of Class A Common Stock upon the exercise of an option are to be added to the funds of the Company available for its general corporate purposes.

VI. EXERCISE OF OPTION AND HOLDING PERIOD

      6.1 Period of Exercise Each option granted under the Plan shall be exercisable only during such period as the Committee (or the Board in the case of an option granted to a non-employee director) may determine, provided the period ends not more than ten years after the date upon which the option is granted, except as such period may be modified under the provisions of Articles VII or IX. Within such limits each option shall provide, as determined by the Committee (or the Board in the case of an option granted to a non-employee director), the time or times at which and the number of shares of Class A Common Stock for which it may be exercised. Unless otherwise provided in the Committee’s or the Board’s action, each option shall be exercisable in whole or in part (in blocks of 25 shares or any multiple thereof) at any time during the term of the option. The holder of an option shall have no rights as a shareholder with respect to shares subject to the option until such shares have been issued to him upon exercise of the option.

      6.2 Holding Period. As a condition to the grant of an option under the Plan, and subject to Section 6.3, except for options exercised on account of death, Disability (as defined in Section 6.3), termination of employment, termination of service as a director, or a Change in Control (as defined in Section 7.2), all shares of stock received on exercise of an option must be held by the individual exercising the option for not less than three years from the date of exercise. If an option holder pays the purchase price on exercise with shares of company stock, the holding period will not be imposed, and the individual will be permitted to sell or otherwise dispose of the shares acquired on exercise.

      6.3 Termination of Holding Period. Upon the occurrence of any of the following events or circumstances, the holding period imposed under Section 6.2 will terminate and the individual (or the legal representative of the individual’s estate) holding the shares acquired upon the exercise of an option under this Plan will be permitted to sell or otherwise dispose of the shares of stock:

(a) death of the shareholder;

(b) disability within the meaning of Section 22(e)(3) of the Code (“Disability”) of a shareholder;

(c) a Change in Control (as defined in Section 7.2); or

(d) the shareholder’s termination of employment with the Company or termination of service as a director of the Company.

VII. CHANGE IN CONTROL

      7.1 Acceleration of Exercisability. In the event of a Change in Control of the Company, all outstanding, unexpired options shall become exercisable as of the date of the Change in Control.

      7.2 Definition. A “Change in Control” shall be deemed to have occurred if:

      (a) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than (i) the Company or (ii) any corporation owned, directly or indirectly, by the Company or the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then-outstanding securities;

      (b) during any period of two consecutive years, there is elected 25% or more of the members of the Board of the Company without the approval or the nomination of such members by a majority of that portion of the Board consisting of members who were serving at the beginning of the two-year period;

      (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) acquires more than 25% of the then-outstanding securities; or

      (d) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

VIII. LIMITATIONS ON TRANSFERABILITY OF OPTIONS

      8.1 General. Except as otherwise provided herein and in the option agreement, no option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during his lifetime, only by the optionee.

      8.2 Discretion to Permit Certain Transfers. Notwithstanding Section 8.1 of the Plan, the Committee (or the Board in the case of an option granted to a non-employee director) may, in its sole discretion, for non-qualified stock options only, authorize all or a portion of the options granted to an optionee to be on terms which permit the transfer by such optionee to (a) the spouse, children, grandchildren, brothers or sisters of the optionee (“Immediate Family Members”), (b) a trust or trusts for the benefit of one or more of such Immediate Family Members, or (c) a partnership in which any of such Immediate Family Members are the only partners; provided, however, that (i) there may be no consideration for such transfer and the option agreement pursuant to which such options are granted must be approved by the Committee (or the Board in the case of an option granted to a non-employee director) and (ii) subsequent transfers of transferred options shall be prohibited except transfers by will or the laws of descent and distribution. Following transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the effects of termination of employment or termination of directorship of non-employee directors, described in Article IX, shall continue to apply to such options with respect to the original optionee or holder of the option and following any such termination, transferred options shall be exercisable by the transferee only to the extent and for the periods specified in Article IX. Optionees transferring options in accordance with this Section 8.2 remain subject to the withholding tax requirements of Section 13.3 with respect to the transferred options. Transferees will be subject to the same three year holding period described in Section 6.2 as originally applied to the optionee who transferred the options.

IX. ACCELERATION OF VESTING

      9.1 Acceleration of Vesting. Upon the occurrence of any of the following events or circumstances (“Acceleration Event”), all options granted pursuant to this Plan will thereupon vest and become immediately exercisable:

(a) death of an officer or key employee while in the employ of the Company;

(b) death of a non-employee director while serving as a director of the Company;

(c) Disability (as defined in Section 6.3) of an officer, a key employee, or a non-employee director;

(d) except as hereinafter otherwise provided, retirement or termination of employment with the Company by an officer or key employee for any reason;

(e) termination of a non-employee director’s service as a director of the Company for any reason; and

(f) Change in Control within the meaning of Section 7.2.

      9.2 Exercise Following Acceleration Event. Upon the occurrence of an Acceleration Event, outstanding options may be exercised by the holder or by the legal representative of the option holder’s estate for a period of one year from the occurrence of the Acceleration Event, but in no event after the expiration date of the option.

      9.3 Termination for Cause. Notwithstanding the foregoing, if the employment with the Company of an officer or key employee holding options is terminated for cause, as to which the Committee will be the sole and exclusive judge, the options shall expire immediately.

X. AMENDMENT AND TERMINATION OF PLAN

      10.1 Term. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on November 26, 2012 and no option shall be granted under it thereafter. The Board may, at any time prior to that date, terminate the Plan.

      10.2 Amendment. The Board may also amend the Plan by making such changes and additions to it as the Board deems advisable; provided, however, that the Board may not, without further approval by the shareholders of the Company, adopt any amendment which, if not approved by shareholders, would cause the Plan or grants made hereunder not to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder, or any successor rule. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under the option.

XI. EFFECTIVE DATE

      11.1 Shareholder Approval. The Plan shall become effective when it has been approved by the vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders.

XII. TIME OF GRANTING OF OPTIONS

      12.1 Formal Granting. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or the shareholders of the Company shall constitute the granting of an option hereunder. The granting of an option pursuant to the Plan and the acquisition of any rights as an option holder shall take place only when the Committee (or the Board in the case of an option granted to a non-employee director) authorizes the issuance of an option, and a formal, written and executed option agreement is delivered to the holder of the option.

      12.2 Ten Year Limit. Options may be granted under the Plan within ten years from the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

XIII. MISCELLANEOUS PROVISIONS

      13.1 Option Date. An option shall be deemed to have been granted on the date fixed in the resolution of the Committee (or the Board in the case of an option granted to a non-employee director) authorizing the granting of such option, provided such date is not prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the option is executed and delivered within thirty days therefrom, otherwise the option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

      13.2 Indemnification of Board and Committee. Without limiting any other rights of indemnification, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein (“such claim”), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such claim, to the full extent permissible under Sections 721 through 726 of the Business Corporation Law of the State of New York; provided that within sixty days after institution of any such claim, the Board or Committee member involved offers the Company in writing the opportunity, at its own expense, to handle and defend the same.

      13.3 Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the optionee to pay to it the amount of such taxes prior to and as a condition of making such payment. The Committee (or the Board in the case of an option granted a non-employee director) may allow an optionee to pay the amount of such taxes by withholding from the shares of Common Stock to be delivered upon exercise of an option, a number of shares of Common Stock with a Fair Market Value, as determined in good faith by the Committee (or the Board in the case of an option granted to a non-employee director), equal to the amount of such taxes, or by permitting the optionee to deliver to the Company shares of Common Stock having a Fair Market Value, as determined in good faith by the Committee (or the Board in the case of an option granted to a non-employee director), equal to the amount of such taxes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

1. Election of Director.

FOR	WITHHOLD	CLASS A DIRECTOR	2. Approval of the 2003 Stock Option Plan.	FOR	AGAINST	ABSTAIN
all nominees listed to the right	AUTHORITY to vote for all nominees listed to the right	TERM EXPIRING IN 2006		☐	☐	☐
			3. Ratification of KPMG LLP as auditors for	FOR	AGAINST	ABSTAIN
☐	☐	01 James L. Gray	the year 2003.	☐	☐	☐

To withhold authority for any individual nominee, please write his name in the space provided below			4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.

Dated: _______________________________________________________________, 2003

(Signature of Shareholder(s)

Please sign, date and return your voting card by 1/24/03 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/moga		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

MOOG INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
FEBRUARY 5, 2003 AT 9:15 A.M.
ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE
BUFFALO, NEW YORK
CLASS A SHARES

     The undersigned hereby directs HSBC Bank USA, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class A common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 5, 2003, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

     The Class A shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential.

(See Reverse)

FOLD AND DETACH HERE

MOOG INC.

Annual Meeting of Shareholders to be held

Wednesday, February 5, 2003

9:15 a.m.
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

1. Election of Director.

FOR	WITHHOLD	CLASS A DIRECTOR	2. Approval of the 2003 Stock Option Plan.	FOR	AGAINST	ABSTAIN
all nominees listed to the right	AUTHORITY to vote for all nominees listed to the right	TERM EXPIRING IN 2006		☐	☐	☐
			3. Ratification of KPMG LLP as auditors for	FOR	AGAINST	ABSTAIN
☐	☐	01 James L. Gray	the year 2003.	☐	☐	☐

To withhold authority for any individual nominee, please write his name in the space provided below			4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.

Dated: ____________________________________________________________________, 2003

(Signature of Shareholder(s)

Please sign, date and return your voting card by 1/24/03 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/moga		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

MOOG INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
FEBRUARY 5, 2003 AT 9:15 A.M.
ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE
BUFFALO, NEW YORK
CLASS A SHARES

     The undersigned hereby directs Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution to vote all shares of Class A common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 5, 2003, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

     The Class A shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted FOR the nominee listed in Item 1, FOR Item 2 and FOR Item 3.

(See Reverse)

FOLD AND DETACH HERE

MOOG INC.

Annual Meeting of Shareholders to be held

Wednesday, February 5, 2003

9:15 a.m.
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

1. Election of Directors.

FOR all nominees	WITHHOLD	CLASS B DIRECTORS	2. Approval of the 2003 Stock Option Plan.	FOR	AGAINST	ABSTAIN
listed to the right (except as marked to the contrary below)	AUTHORITY to vote for all nominees listed to the right	TERMS EXPIRING IN 2006		☐	☐	☐
		01 Richard A. Aubrecht	3. Ratification of KPMG LLP as auditors for	FOR	AGAINST	ABSTAIN
☐	☐	02 John D. Hendrick	the year 2003.	☐	☐	☐
03 Brian J. Lipke

To withhold authority for any individual nominee, please write his name in the space provided below			4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.

Dated: ____________________________________________________________________, 2003

(Signature of Shareholder(s)

Please sign, date and return your voting card by 1/24/03 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/mogb		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

MOOG INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
FEBRUARY 5, 2003 AT 9:15 A.M.
ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE
BUFFALO, NEW YORK
CLASS B SHARES

     The undersigned hereby directs Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution to vote all shares of Class B common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 5, 2003, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

     The Class B shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted FOR the nominee listed in Item 1, FOR Item 2 and FOR Item 3.

(See Reverse)

FOLD AND DETACH HERE

MOOG INC.

Annual Meeting of Shareholders to be held

Wednesday, February 5, 2003

9:15 a.m.
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

1. Election of Directors.

FOR all nominees	WITHHOLD	CLASS B DIRECTORS	2. Approval of the 2003 Stock Option Plan.	FOR	AGAINST	ABSTAIN
listed to the right (except as marked to the contrary below)	AUTHORITY to vote for all nominees listed to the right	TERMS EXPIRING IN 2006		☐	☐	☐
		01 Richard A. Aubrecht	3. Ratification of KPMG LLP as auditors for	FOR	AGAINST	ABSTAIN
☐	☐	02 John D. Hendrick	the year 2003.	☐	☐	☐
03 Brian J. Lipke

To withhold authority for any individual nominee, please write his name in the space provided below			4. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.

Dated: ______________________________________________________________________________, 2003

(Signature of Shareholder(s)

Please sign, date and return your voting card by 1/24/03 in the enclosed envelope which requires no postage. Please date and sign your name as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/mogb		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

MOOG INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
FEBRUARY 5, 2003 AT 9:15 A.M.
ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE
BUFFALO, NEW YORK
CLASS B SHARES

     The undersigned hereby directs HSBC Bank USA, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class B common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 5, 2003, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

     The Class B shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential.

(See Reverse)

FOLD AND DETACH HERE

MOOG INC.

Annual Meeting of Shareholders to be held

Wednesday, February 5, 2003

9:15 a.m.
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York